Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement (No. 333-216055) on Form S-4 of Royale Energy, Inc. of our report dated March 31, 2017, relating to the financial statements of Royale Energy, Inc., which expresses an unqualified opinion and includes an explanatory paragraph related to going concern, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the heading “Experts” in such Prospectus. .

SingerLewak LLP
Los Angeles, California
September 11, 2017